                                                                    EXHIBIT 10.8

                        DATED THIS 4th DAY OF JUNE 1997



                                    BETWEEN



                            JANMIL HOLDINGS PTE LTD



                                      AND



                       TELEGEN COMMUNICATIONS CORPORATION

                           -------------------------

                             SHAREHOLDERS AGREEMENT


                           -------------------------

                                RG.OBL.J5912.97
                           A:\0617-12F3\NAVIN-SH.AGT
                            KHATTAR WONG & PARTNERS
                                   SINGAPORE

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----

1.   DEFINITIONS AND INTERPRETATION......................        1

2.   OBLIGATIONS AFTER SIGNING THIS AGREEMENT............        2

3.   SHAREHOLDINGS OF THE COMPANY........................        2

4.   BUSINESS OF THE COMPANY.............................        3

5.   BOARD OF DIRECTORS..................................        3

6.   SALE OF SHARES TO THIRD PARTY.......................        3

7.   EXPECTATION OF BUSINESS.............................        5

8.   NON-COMPETITION.....................................        5

9.   USE OF NAME.........................................        6

10.  CONFIDENTIALITY.....................................        7

11.  DURATION AND TERMINATION............................        7

12.  FORCE MAJEURE.......................................        7

13.  PREVALENCE OF AGREEMENT.............................        7

14.  NOTICE..............................................        8

15.  NO ASSIGNMENT.......................................        8

16.  COSTS...............................................        8

17.  GOVERNING LAW.......................................        9

THIS AGREEMENT is made on 4th day of June 1997.


BETWEEN:


(1) JANMIL HOLDINGS PTE LTD. a company incorporated in Singapore and having its registered address at 80 Raffles Place, UOB Plaza 1, #25-01 Singapore 048624 ("Janmil") of the one part;

AND

(2) TELEGEN COMMUNICATIONS CORPORATION, a corporation formed under the laws of the State of California, United States of America and having its principal
                                                                      ---------
     place of business at 101 Saginaw  Drive,  Redwood City, CA 94063, USA
     -----------------    ------------------------------------------------
     ("Telegen") of the second part;


     WHEREAS


(A) Janmil and Telegen are desirous of co-operating with each other to engage in the international telecommunications business, including but not limited to the international call-back business, through one or more corporations (the "Joint Venture Corporations") to be formed in the Territory (as defined below).

(B) The Company is a Company existing and registered under the laws of the British Virgin Islands. The Parties intend for the Company to hold the Joint Venture Corporations and this Agreement sets out the financial, managerial, administrative and other arrangements agreed between the Parties in relation to their participation in the Company and the manner in which the affairs of the Company will be regulated.


     NOW IT IS HEREBY AGREED as follows:


1.   DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, unless the context otherwise requires, the following expressions shall have the following meanings:

"BOARD" means the Board of Directors of the Company.

"BUSINESS" means the business of the Company referred to in Clause 4.

"BUSINESS DAY" means a day other than a Sunday or public holiday in Singapore.

"BVI" means the British Virgin Islands.

"COMPANY" means Seawhite International Limited, a company registered and existing under the laws of the British Virgin Islands and having its registered office at Box 957, Offshore Incorporations Centre, Road Town, Totala British Virgin Islands.

"DIRECTORS" means the directors of the Company.

"MEMORANDUM AND ARTICLES OF ASSOCIATION" means the Memorandum and Articles of Association of the Company for the time being and as amended, modified or supplemented from time to time.

"PARTIES" or "PARTY" means Janmil and Telegen and such one of them as the case may be.

"SHARES" means the ordinary shares of US$1.00 each in the capital of the Company.

"TERRITORY" means Singapore, Malaysia, Indonesia, India and Brunei and such other countries as may be agreed between the Parties from time to time.

"US$" means the lawful currency of the United States of America.

1.2 Words denoting the singular number only shall include the plural number and vice versa.

1.3 Words denoting the masculine gender only shall include the feminine gender.

1.4 References to persons shall be deemed to include bodies incorporate or unincorporate.

1.5 The Recitals to this Agreement shall be and form an integral part of this Agreement.


2.   OBLIGATIONS AFTER SIGNING THIS AGREEMENT

     After the signing of this Agreement, the Parties shall procure the change of name of the Company to "Telegen International Limited" or such other names as may be agreed between the Parties and approved by the SVI Registrar of Companies.


3.   SHAREHOLDINGS OF THE COMPANY

3.1 The Company has been incorporated with an authorized capital of US$ 50,000 divided into 50,000 shares ("Shares") of US$1.00 each.

3.2 As soon as practicable after the execution of the Agreement, each Party shall subscribe for such number of Shares for cash at par so that their percentage shareholding as between themselves (the "Agreed Proportion") shall be as set out below:


                     % IN THE ISSUED
                      SHARE CAPITAL
                      OF THE COMPANY
                     ---------------
3.2.1    Janmil           50%

3.2.1    Telegen          50%
                     ---------------
                         100%
                     ===============

3.3 The Parties shall at all times maintain their shareholding in the Agreed Proportion.


4.   BUSINESS OF THE COMPANY

4.1 The Company and the Joint Venture Corporations shall initially engage in the international telecommunications business, including but not limited to the international call-back business, and all such other business incidental to such business.

4.2 The Parties agree that the Company and the Joint Venture Corporations may engage in any other business as may be agreed in writing between the Parties from time to time.


5.   BOARD OF DIRECTORS

     The Parties agree that each Party shall be entitled to appoint equal number of Directors onto the Board of Directors of the Company.


6.   SALE OF SHARES TO THIRD PARTY

6.1 If a Party (in this Clause called the "Seller") shall wish to sell the Shares of the Seller to a third party the Seller may only sell such Shares in accordance with the following provisions of this Clause (and a Party shall not sell or otherwise deal in any way with its Shares other than in accordance with the provision of this Clause):

6.1.1 the Seller may sell the whole or part of its Shares but only in accordance with the provisions and in the manner hereinafter set out;

6.1.2 the Seller shall give notice in writing ("Sale Notice") to the other Party ("the Other Party") of its wish to sell any of its Shares specifying the price ("the Sale Price") the number of Shares to be sold ("the Sale Shares") and the terms on which it is willing to dispose of the Sale Shares;

6.1.3 within 30 days of the date of the giving to the Other Party of the Sale Notice the Other Party shall have the following options

       (a) to purchase all but not part of the Sale Shares at the Sale Price and on the terms specified in the Sale Notice and where there are more than one purchasing party the number of Shares to be purchased shall be in the proportion (as nearly as circumstances permit) as the number of Shares held by the other parties inter-se in the capital of the Company; or

       (b) in the event of the Other Party does not agree to the Sale Price, the Other Party shall notify the Seller of such disagreement and the Other Party may appoint an independent valuer (the "Independent Valuer") to certify in writing the Sale Price based on the fair value of the Sale Shares as between a willing seller and a willing buyer. The Independent Valuer shall be appointed by agreement between the Seller and the Other Party. If the Seller and the Other Party fail to agree within 14 days after the expiry of the 30 days after the date of the Sale Notice, either the Seller or the Other Party shall be entitled to request the auditors for the time being of the Company to nominate an independent valuer and the person so nominated shall be an Independent Valuer. The Independent Valuer shall act as expert and not as arbitrator and his determination, save for manifest error shall be final and binding on all persons concerned. The cost and expense of the Independent Valuer shall be
                       -------------------------------------------------------
            shared equally between the Seller and the Other Party;
            -----------------------------------------------------

6.1.4 upon the exercise of such option or upon the price, being agreed or determined as aforesaid, as the case may be, the Other Party shall pay to the Seller the Sale Price and in exchange therefor the Seller shall deliver and transfer to the Other Party full legal and beneficial title to the Sale Shares sold free (unless otherwise agreed) from encumbrances and the Seller shall execute and do all such documents acts and things as may be necessary to effect such delivery and transfer;

6.1.5 if the Other Party shall not exercise any of the options referred to in Clause 6.1.3, the Seller shall, within 90 days of the date of the giving of 'the Sale Notice referred to in Clause 6.1.2 (subject as hereinafter and in Clause 6.1.8 below provided) be at liberty to sell the whole (but not part) of the Sale Shares to a third party on terms no more favorable than those specified in the Sale Notice provided the transferee shall as a condition of such sale enter into an agreement supplemental hereto in terms reasonably satisfactory to the Other Party whereunder the transferee accepts and agrees to be bound by the terms of this Agreement (subject only to such variations, additions and other alterations as may be necessary to make such covenant consistent with this Agreement and this Agreement shall have full force and effect and shall be read and construed and be binding on such third party as if the terms of such covenants were inserted in this Agreement by way of addition or substitution or deletion as the case may be) and until the transferee is so bound the transfer shall not be registered in favour of the transferee;

6.1.6 notwithstanding the transfer of the Sale Shares the Seller shall remain liable and be responsible for the due discharge, performance and observance of all its liabilities and obligations, whether actual or contingent, arising out of or on or in respect of or in connection with this Agreement at any time up to and including the date of the transfer of the Sale Shares and, unless the Sale Shares constitute the whole of the Seller's Shares, the Seller shall continue to be bound by this Agreement;

6.1.7 the Seller shall remain entitled to all rights and benefits arising out of or on or in respect of or in connection with the Sale Shares up to and including the date of the transfer of the Sale Shares; and

6.1.8 if the Sale Shares are not sold to a third party within 90 days in accordance with Clause 6.1.5, any subsequent sale shall be made in accordance with the procedure described in this Clause.

6.2 In the event that any part of the Shares held by any of the Parties is at any time and from time to time transferred to a third party or parties, then it shall be the responsibility of the Party so transferring such Shares to make it a condition of such transfer whereby such transferee accepts and is bound by the terms of this Agreement (subject only to such variations, additions and other alterations as may be necessary to make such covenant consistent with this Agreement and this Agreement shall have full force and effect and shall be read and construed and be enforceable as if the terms of such covenant are inserted in this Agreement by way of addition or substitution or deletion as the case may
be) and until such transferee is so bound the transfer shall not be effective.

6.3 Notwithstanding the provisions of this Clause 6 but subject to the provisions of Clause 6.2 a Party may in the case of a company transfer the whole of its Shares to a company which is either its holding or subsidiary company or its holding company's wholly owned subsidiary.


7.   EXPECTATION OF BUSINESS

7.1  The Parties agree that for the period commencing from 1 August 1997 and
                            ------------------------------------------------
ending 15 months thereafter, the Company and the Joint Venture Corporations
---------------------------------------------------------------------------
shall achieve on a consolidated basis a pre-tax cumulative net positive cash-
----------------------------------------------------------------------------
flow of US$1 million after accounting for original capital investments of each
------------------------------------------------------------------------------
Party.
------

7.2   In the event the goal set out in Clause 7.1 is not achieved by the
                            ---------------------
Company, either Party may request that the Company be liquidated and both Parties shall take such steps as may be necessary to forthwith liquidate the Company.

8.   NON-COMPETITION

8.1 Neither of the Parties shall at anytime whilst it is beneficially interested in any Shares of the Company or for a period of 5 years from the date on which such Party ceases to be beneficially interested in the Shares, do or permit any of the following without the prior written consent of the other
Party:

8.1.1 either solely or jointly with or on behalf of any person directly or indirectly carry on or be engaged or interested in any business competing in the Territory with the Business;

8.1.2 solicit the custom of any person in the Territory who is or has been at any time during the term of this Agreement a customer of the Business for the purpose of offering to such customer goods or services similar to or competing with those of the Business;

8.1.3 solicit or entice away or endeavor to solicit or entice away any Director or employee of the Company or of any subsidiary of the Company, but without prejudice to the right of such Party to terminate arrangements under which any of its staff are seconded to the Company;

8.1.4 cause or permit any person directly or indirectly under its control to do any of the foregoing acts or things;

Provided that nothing herein shall preclude or restrict either Party or their respective subsidiaries from:

(a) carrying on any activity carried on during the period of 12 months immediately preceding the date of this Agreement; or

(b) offering any service or goods similar to those previously supplied as part of the Business but subsequently discontinued and not supplied by the Company at the time when such similar service or goods are offered.

8.2 Each undertaking contained in Clause 8.1 shall be read and construed independently of the other covenants therein contained so that if one or more should be hold to be invalid as an unreasonable restraint of trade or for any other reason whatsoever then the remaining covenants shall be valid to the extent that they are not held to be so invalid.

8.3 While the covenants in Clause 8.1 are considered by the Parties to be reasonable in all the circumstances, if one or more should be held invalid as an unreasonable restraint of trade or for any other reason whatsoever but would have been held valid if part of the wording thereof had been deleted or the period thereof reduced or the range of activities or area dealt with thereby reduced in scope, the said covenants shall apply with such modifications as may be necessary to make them valid and effective.

9.   USE OF NAME

       Janmil agrees that in the event Telegen disposes of all of its Shares in the Company, Telegen shall have the right to require that the Company ceases to use the name "Telegen" and Janmil shall use all reasonable endeavors to procure as soon as practicable such change of name as may be necessary.


10.  CONFIDENTIALITY

10.1 Party shall not divulge or communicate to any person (other than those whose province it is to know the same or with proper authority) or use or exploit for any purpose whatever any of the trade secrets or confidential knowledge or information of the Company or of the other Party which the first-mentioned Party may receive or obtain as a result of entering into this Agreement, and each Party shall use its reasonable endeavors to prevent its employees or agents if any from so doing. This restriction shall continue to apply without limit in point of time but shall cease to apply to information or knowledge which may properly come into the public domain through no fault of the relevant Party.

10.2 Notwithstanding the termination of this Agreement, the obligations of the Parties under this Clause 10 shall continue for a period of 5 years after the termination of this Agreement.


11.  DURATION AND TERMINATION

11.1 This Agreement shall take effect from the date hereof and shall continue until terminated in accordance with the provisions hereunder or upon the Company being put into liquidation.

11.2 On the occurrence of the event mentioned in Clause 7.2, this Agreement shall terminate provided that the termination of this Agreement shall be without prejudice to any obligations or rights of any Party which have accrued prior to such termination and shall not affect any provision of this Agreement which is expressly or by implication provided to come into effect on or to continue in effect after such termination.


12.  FORCE MAJEURE

     No claim for damage or any other remedy shall arise out of any breach of, or any failure to perform any of the obligations arising under, this Agreement if such breach or failure is caused by compliance by any party with any intervention or action by any state or federal authority or by any person representing any such authority.

13.  PREVALENCE OF AGREEMENT

     This Agreement shall prevail over the Memorandum and Articles of Association for the time being of the Company to the extent of any inconsistencies that may arise between this Agreement and the Memorandum and Articles of Association. In the event of any inconsistency arising, the Parties shall forthwith cause such necessary alterations to be made to the Articles of Association as required to resolve such inconsistency.


14.  NOTICE

14.1 Subject as otherwise provided in this Agreement, all notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by prepaid registered post or by facsimile message addressed to the intended recipient thereof at its address or its facsimile number set out below (or to such other address or facsimile number as any party may from time to time notify the others for the purpose of this Clause).

14.2 Any notice, demand or communication shall be deemed to have been duly served:

14.2.1 if delivered personally, on the day of delivery;

14.2.2 if sent by facsimile transmission, on the day of the conclusion of transmission; and

14.2.3 if sent by registered letter, 5 Business Days after posting and in proving the same it shall be sufficient to show that the envelope containing the notice, demand or communication was duly addressed, stamped and posted.

14.3 The initial addresses and facsimile numbers of the Parties for the purposes of this Agreement are:

14.3.1    Janmil:      JANMIL HOLDINGS PTE LTD
                       80 Raffles Place, UOB Plaza 1, #25-01
                       Singapore 048624

                       Fax No. 534-1909

14.3.1    Telegen:     TELEGEN COMMUNICATIONS CORPORATION
                       101 Saginaw Drive, Redwood City
                       CA 94063, USA

                       Fax No. 001 1 415 261 9468

15.  NO ASSIGNMENT

     No Party shall transfer or assign all or any of its rights, obligations or benefits hereunder to any third party without the consent of the other Parties.


16.  COSTS

     Each of the Parties shall bear its own legal and other costs and expenses incurred in connection with this Agreement.


17.  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of Singapore and the Parties agree to be subject to the non-exclusive jurisdiction of the Courts in Singapore.


     IN WITNESS WHEREOF the parties hereto have hereunto set their respective hands the day and year first above written.



SIGNED by Ramesh Shivandas Kripalani     )
                                         )
for and on behalf of                     )
                                         )
JANMIL HOLDINGS PTE LTD                  )
                                         )
in the presence of:                      )



SIGNED by Frederick T. Lezak, Jr.        )
                                         )
for and on behalf of                     )
                                         )
TELEGEN COMMUNICATIONS CORPORATION       )
                                         )
in the presence of:                      )